EXHIBIT 11


                      FIRST KEYSTONE CORPORATION
               COMPUTATION OF EARNINGS PER COMMON SHARE


                    Six Month Period Ended June 30,
                             2000 and 1999

(Dollars in Thousands)

                                             2000          1999
Primary
  Net Income                                 $   2,481            $   2,523
    Shares
      Weighted average number of
        common shares outstanding                   2,833,727               2,883,826
      Adjustments - increases or
        decreases                                        None                    None
      Weighted average number of
        common shares outstanding
        as adjusted                                 2,833,727               2,883,826

      Primary earnings per common
        share                                $     .88     $     .87


Assuming full dilution
  Net Income                                 $   2,481     $   2,523
    Shares
      Weighted average number of
        common shares outstanding                   2,833,727               2,883,826
      Adjustments - increases or
        decreases                                        None                    None
      Weighted average number of
        common shares outstanding
        as adjusted                                 2,833,727               2,883,826

      Earnings per common share
        assuming full dilution               $     .88     $     .87



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